EXHIBIT 10.1

Base Salary and Target Bonus Levels

for Named Executive Officers (and President)

under Annual Incentive Plan for 2008

	2008 Base Salary	2008 Target Bonus As a Percentag of Base Salary

Daniel D. Rosenthal President and Chief Executive Officer	$650,000	120%

Frederic R. McGill President	$590,000	100%

Brian E. Côté Executive Vice President and Chief Financial Officer	$310,000	50%

Thomas E. Prince Chief Operating Officer	$520,000	100%

Cliff J. Piscitelli Executive Vice President and Director of Asset Management	$413,000	100%

Jon A. MacDonald Executive Vice President and General Counsel	$330,000	75%